Exhibit 2

                             PARTNERSHIP AGREEMENT

     The Partnership Agreement is hereby incorporated by reference from the
Schedule 13D reporting ownership of Common Stock of BCE Group, Inc. SEC File No. 5-45839, that was previously filed with the SEC by Millbrook Partners L.P. and Mark M. Mathes on March 31, 1998.







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